CONFIDENTIAL SEPARATION
AND GENERAL RELEASE AGREEMENT

    This Confidential Separation and General Release Agreement (hereinafter “Agreement”) is agreed to by and between Laura Nyquist (“Employee") and Teradata Corporation (hereinafter “Teradata” or “Company”).
Employee acknowledges he/she was advised the Company is taking actions resulting in the termination of Employee’s regular employment effective October 31, 2020 (“Separation Date” or Termination Date”).
In exchange for the mutual consideration, releases and other agreements herein, Employee and Company enter this Agreement. Employee’s consideration and acceptance of the terms and conditions of this Agreement is completely voluntary. Following are the terms of the parties’ Agreement.
1.    Earned Wages and Accrued/Unused Vacation. Company will pay Employee all earned and unpaid wages and, if applicable, accrued and unused vacation through the Termination Date. Employee’s execution of this Agreement is not required for this payment.
1.1 Career Transition Services. Company provides Employee two (2) months’ career transition services through its outplacement vendor. The career transition program must be initiated by Employee within ninety (90) days of the Termination Date.

1.2 Solutions Incentive Plan and Consulting Incentive Plan Payment. If Employee is eligible under Company’s Solutions Incentive Plan (“SIP”) or Consulting Incentive Plan (“CIP”), Employee will receive a pro-rated payout earned through the Termination Date. Any payment will be made in accordance with the plan document, Employee’s performance and applicable plan guidelines.
2.    Separation Benefits. Company agrees to provide Employee with the following payments (“Supplemental Separation Benefits”) to which Employee is not otherwise entitled. Employee acknowledges and agrees these Supplemental Separation Benefits constitute adequate legal consideration for the promises and representations made by Employee in this Agreement.
2.1    Separation Payment. Company agrees to provide Employee with a separation payment equal to $438,461.54, which is equivalent to 48 weeks of base salary (“Cash Separation Payment”). Upon receipt of an executed Agreement and expiration of the revocation period and other performance required in this Agreement, separation pay will be paid in lump sum on the next regular pay cycle. Company will withhold all appropriate federal and state income and employment taxes from this payment. Unless otherwise agreed, payment will be made via Employee’s direct deposit account.
2.2 Management Incentive Plan Payment. If otherwise eligible, Employee will receive a pro-rated payout of the Management Incentive Plan (“MIP”) earned through the Termination Date. Payment will be made in accordance with the terms of the MIP plan, performance determination by Company’s Chief Executive Officer and Board of Directors and subject to the MIP Guidelines.
2.3 Acceleration of Unvested Equity. All of Employee’s outstanding, unvested time-based restricted share units ("RSU"), performance-based restricted share units ("PBRSU") and stock options as of Termination Date that would otherwise be forfeited by Employee’s termination will fully vest as of the Effective Date of this Agreement. Distribution of vested PBRSU is subject to achievement of applicable performance goals; PBRSU shares will not be distributed until performance is certified at the end of the performance period. The period for Employee to exercise vested stock options is extended to the earlier of a) one year after Employee’s Termination Date (or three years after
_________
     Employee Initials

CONFIDENTIAL          Last Revised: 11.16.2018

Employee’s Termination Date, if Employee is age 55 or older on Termination Date) or b) the original expiration of the applicable stock option.
2.4 Healthcare Benefits. Employee’s Company-sponsored health insurance (“Healthcare Benefits”) terminates on the Termination Date.
To the extent provided by the Federal Consolidated Omnibus Budget Reconciliation Act (“COBRA”) law or, if applicable, state insurance laws, and by Company’s current group health insurance policies, Employee will be eligible to continue group Healthcare Benefits at Employee’s expense following the Termination Date. Employee will be provided with a separate notice from Company’s third-party COBRA administrator describing his/her rights and obligations under COBRA.
If Employee elects continued coverage under COBRA, Company will subsidize Employee’s medical COBRA coverage for up to twenty-six (26) weeks. “Subsidize” means Employee will receive the COBRA coverage by paying the contributions required of active employees, including any increases that take effect during your subsidized period. The period of subsidized coverage runs concurrently with the 18-month COBRA period. At the end of the period of subsidized coverage, Employee may continue coverage for the remaining months of the 18-month COBRA period by paying the full Teradata COBRA rate. Employee may elect to continue dental, vision and/or healthcare FSA under COBRA; however, Teradata does not subsidize these benefits.
3.    No Other Compensation or Benefits. Employee acknowledges that, except as expressly provided in this Agreement, Employee will not receive and is not entitled to any additional compensation, salary, bonuses, severance, or benefits after the Termination Date.
4.    Duty to Cooperate. Following his/her Termination Date, Employee agrees to be available and responsive to occasional inquiries from the Company on matters related to Employee’s employment and prior job responsibilities. This may include consulting with any of the employees and/or attorneys of the Company with respect to, and/or appearing as a witness in, any dispute, controversy, action or proceeding of any kind, and providing documents relating to such participation unless providing such documents or information is prohibited by law. Employee will use his/her best effort and abilities to be responsive and provide assistance. Company will reimburse Employee for any expenses he/she incurs in connection with this paragraph in accordance with Company’s Travel and Expense policy.
5.    Expense Reimbursements. Employee agrees he/she will submit a final documented expense reimbursement statement reflecting all business expenses incurred through the Termination Date for which Employee is seeking reimbursement. Employee will submit this statement within seven (7) days of the Termination Date. Company will reimburse Employee for expenses pursuant to its regular business practice and policy.

6.    Return of Company Property. As a condition of receiving the compensation and benefits to which he/she is not otherwise entitled to receive, Employee agrees to return all Company property on or before the Termination Date unless directed by the Company to do so before then. Employee agrees to return to the Company all Company documents (and all copies thereof) and other Company property that Employee has had in Employee’s possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property such as laptops, credit cards, entry cards, identification badges, and keys, and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). Employee represents and warrants he/she will have returned to the Company on or before the Termination Date all property, data and information belonging to the Company. Employee also agrees to complete the Company’s exit paperwork and return it to the Company on or before the Termination Date.
_________
     Employee Initials

CONFIDENTIAL          Last Revised: 11.16.2018

7.    General Release.

7.1 Employee unconditionally, irrevocably and absolutely releases and discharges the Company, its parent corporations, direct and indirect subsidiary corporations, division, affiliates, successors, predecessors, partnerships, individual partners, officers, directors, employees, shareholders, agents, attorneys, entities, insurers, affiliates, and assigns (collectively referred to as “Released Parties”), from all claims, whether in State, Federal or Local law, related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including, but not limited to, Employee’s employment with the Company, the termination of Employee’s employment, and all other losses, liabilities, claims, charges, demands and causes of action, known or “Unknown Claims” (as further defined below) arising directly or indirectly out of or in any way connected with Employee’s employment with the Company. This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims, including but not limited to alleged violations of the federal Fair Labor Standards Act, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 and the Americans with Disabilities Act, equivalent State equal employment laws, and all claims for attorneys’ fees, costs and expenses. “Unknown Claims” means any claims that Employee does not know or suspect to exist in Employee’s favor.

7.2     Employee acknowledges that Employee may discover facts or law different from, or in addition to, the facts or law that Employee knows or believes to be true with respect to the claims released in this Agreement and agrees, nonetheless, that this Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

7.3     Employee represents he/she intends this Agreement to be complete and not subject to any claim of mistake and the release expresses a full and complete release and Employee intends the release herein to be final and complete. Employee executes this release with the full knowledge this release covers all possible claims against the Released Parties as fully permitted by law.

7.4     Employee expressly waives Employee’s right to recovery of any type, including damages or reinstatement, in any administrative or court action, whether brought by Employee or on Employee’s behalf, related in any way to the matters released herein.

7.5     Notwithstanding the foregoing, the following are not included in the general release: (a) any rights or claims for indemnification Employee may have pursuant to any written indemnification agreement of the Company to which Employee is a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; (b) any rights that are not waivable as a matter of law; or (c) any claims arising from the breach of this Agreement by the Company.

7.6     This Agreement does not prohibit Employee from filing a claim of discrimination with the Equal Employment Opportunity Commission or the equivalent state agency. However, Employee waives any claim or right to reemployment, attorneys’ fees, financial or other recovery which may be related to an investigation or finding of the EEOC or state agency. Also, this Agreement does not prohibit Employee from exercising his/her statutory right to act as a Whistleblower or otherwise contact a state or federal Agency, including but not limited to the OSHA, the U.S. Securities and Exchange Commission (“SEC”) and the NLRB.

8.    Non-Disparagement. Employee will not make voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way (express
_________
     Employee Initials

CONFIDENTIAL          Last Revised: 11.16.2018

or implied) criticize the personal and/or business reputations, practices or conduct of Teradata or any of the other Released Parties. This provision does not prohibit Employee from exercising his/her statutory right to act as a Whistleblower or otherwise contact a state or federal Agency, including but not limited to OSHA, the SEC and the NLRB.

9.    Non-Solicitation. Employee agrees that information regarding Teradata’s employees and customers is confidential and Teradata treated such information as a trade secret. To protect the value of such information, for a period of one (1) year following his/her Termination Date, Employee agrees not to, directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage Teradata’s relationship with any of its customers or prospective customers and employees.
10.    Injunctive Relief. Employee acknowledges his/her breach of the covenants contained in Sections 8 and 9 (collectively "Covenants") would cause irreparable injury to Company and agrees that in the event of any such breach Company shall be entitled to seek injunctive relief or other equitable remedies without the necessity of proving actual damages or posting any bond or other security.
11.    Proprietary Information and Other Obligations. Employee has read the Confidential and Proprietary Intellectual Property Agreement (“CPIPA”) or other Trade Secrets Agreement he/she signed when he/she began employment with Company and agrees to abide by the CPIPA or Trade Secrets Agreement. Company and Employee acknowledge and agree that full and complete compliance with the provisions of this Section 11 is a material consideration of this Agreement and that breach of any provision of this Section 11 shall constitute a material breach of this Agreement.
12.    Confidentiality. Employee and Company will hold the provisions of this Agreement in strictest confidence and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) Employee may disclose this Agreement in confidence to Employee’s immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.
13.    No Admissions. By entering into this Agreement, the Released Parties make no admission they have engaged, or are now engaging, in any unlawful conduct and Released Parties deny any such representation. The parties understand and acknowledge this Agreement is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.
14.    Older Workers’ Benefit Protection Act. This Agreement is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. sec. 626(f). Employee is advised to consult with an attorney before executing this Agreement.
14.1 Acknowledgments/Time to Consider. Employee agrees he/she (a) has read and understands the terms of this Agreement; (b) has been advised in writing to consult with an attorney before executing this Agreement; (c) has obtained and considered such legal counsel as Employee deems necessary; (d) has been given forty-five (45) calendar days to consider whether or not to enter into this Agreement (although Employee may elect not to use the full 45day period at Employee’s option); and (e) by signing this Agreement, Employee acknowledges he/she does so freely, knowingly, and voluntarily. This offer and Agreement expire on December 28, 2020.
_________
     Employee Initials

CONFIDENTIAL          Last Revised: 11.16.2018

14.2 Revocation/Effective Date. Employee may revoke his/her acceptance of this Agreement within seven (7) days after the date Employee signs it and the Agreement shall not be effective or enforceable until the eighth day after Employee signs the Agreement. Employee's revocation must be in writing and received by the Human Resources department at: Teradata, ATTN: Human Resources, 17095 Via Del Campo, San Diego, CA 92127, by 5:00 p.m. Pacific Time on the seventh day to be effective. If Employee does not revoke acceptance within the seven (7) day period, Employee’s acceptance of this Agreement shall become binding and enforceable on the eighth day (“Effective Date”).

14.3 Notice of ADEA Section 7(f)(1)(H). Employee acknowledges Company advised him/her of the Decisional Unit and the employees who are eligible for this Separation Program. Company provided Employee a list of the job titles and ages of active, domestic Company employees within the Decisional Unit who were and were not affected and are eligible to participate in this Separation Program.

14.4 Preserved Rights of Employee. This Agreement does not waive or release any rights or claims Employee may have under the Age Discrimination in Employment Act that arise after the execution of this Agreement. In addition, this Agreement does not prohibit Employee from challenging the validity of this Agreement’s waiver and release of claims under the Age Discrimination in Employment Act of 1967, as amended.

15.    Representation of Employee. Employee represents that, as of the date of this Agreement, Employee has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against Teradata or any of the other Released Parties in any court or with any governmental agency. Employee further agrees that, as fully permitted by law, Employee will not prosecute, nor allow to be prosecuted on Employee’s behalf, in any administrative agency, whether State or Federal, or in any court, whether State or Federal, any claim or demand of any type related to the matters released in this Agreement, except as otherwise provided in this Agreement. Employee has not assigned, transferred, or granted, or purported to assign, transfer, or grant, any of the claims, demands, or cause or causes of action disposed of by this Agreement.

16.    General Provisions.
16.1    Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Employee shall not be entitled to assign any of his rights or obligations under this Agreement, which the parties agree are personal to Employee.

16.2    Waiver. Either party's failure to enforce any provision of this Agreement shall not be construed as a waiver of any such provision or prevent that party from enforcing each provision of this Agreement.

16.3    Attorneys’ Fees. Each side shall bear its own attorneys' fees related to any dispute or claim relating to or arising out of either this Agreement or the parties' employment relationship or the termination of that relationship.

16.4    Termination of Agreement. Company shall have the right to terminate this Agreement at any time if Employee breaches any of Employee’s obligations under this or any other agreement Employee has with the Company.

16.5    Interpretation and Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement.

_________
     Employee Initials

CONFIDENTIAL          Last Revised: 11.16.2018

16.6    Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by certified or registered mail, return receipt requested, upon verification of receipt, or (d) by email, however, receipt by Human Resources shall be required to confirm receipt. Notice shall be sent to the Company’s San Diego offices or such other address as either party may specify in writing.

16.7    Severability. In the event any provision of this Agreement shall be found unenforceable, the unenforceable provision shall be deemed deleted and the validity and enforceability of the remaining provisions shall not be affected thereby.

16.8 Applicable Law. The validity, interpretation and performance of this Agreement shall be construed and interpreted according to the laws of the United States of America, the State of Ohio and, if applicable, the state of the Employee’s employment.

16.9 Entire Agreement; Modification. This Agreement, including the surviving provisions of Teradata’s Confidential and Proprietary Intellectual Property Agreement previously executed by Employee and Teradata and herein incorporated by reference, is intended to be the entire agreement between the parties and supersedes and cancels any other prior agreements, written or oral, between the parties regarding this subject matter. Only a written instrument executed by all parties hereto may amend this Agreement. Each term of this Agreement is contractual and not merely a recital. Each party to this Agreement has made such investigation of the facts pertaining to this settlement and release, and all the matters pertaining to this Agreement, as (s)he/it deems necessary. Employee is aware he/she may hereafter discover claims or facts in addition to or different from those Employee now knows or believes to be true with respect to the matters related herein. Nevertheless, it is Employee’s intention to fully, finally, and forever settle and release all such matters, and all claims relative thereto, which do now exist, may exist, or heretofore have existed relating to her employment by Teradata. In furtherance of such intention, the releases given herein shall be and remain in effect as full and complete releases of all such matters notwithstanding the discovery or existence of any additional or different claims or facts relative thereto.

17.    Acceptance/Signature. Employee acknowledges and agrees that Employee has read and understands the terms of this Agreement, that Employee has been given forty-five (45) days to consider whether to enter into this Agreement and by signing this Agreement, Employee acknowledges he/she does so freely, knowingly and voluntarily. The executed Agreement must be returned via electronic signature via DocuSign or to the Human Resources department at Teradata, ATTN: Human Resources, 17095 Via Del Campo, San Diego, CA 92127 by 5:00 p.m. Pacific Time on or before the forty-fifth (45th) day following receipt by Employee.

18.Independent Legal Counsel. Each party to this Agreement has had the opportunity to seek independent legal advice from his/her/its attorney(s) with respect to the advisability of executing this Agreement.

19.    Any dispute related to this Agreement will be resolved through binding arbitration pursuant to the terms and agreements of the Company’s IDR policy in place when the dispute arises.

_________
     Employee Initials

CONFIDENTIAL          Last Revised: 11.16.2018

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

Teradata Corporation, a Delaware Corporation

Dated: __2020 November 13________        By: __/s/ Rachael L. Avers___________________
                            Human Resources Business Partner

Accepted and Agreed to:

Dated: __2020 November 12________        By: __/s/ Laura Nyquist______________________
                 Laura Nyquist
_________
     Employee Initials

CONFIDENTIAL          Last Revised: 11.16.2018